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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 No. 333-____) and related Prospectus of Amdocs Limited for the registration of 7,259,224 shares of its ordinary shares and to the incorporation by reference therein of our report dated November 2, 2000 with respect to the consolidated financial statements of Amdocs Limited included in its Report of Foreign Private Issuer (Form 6-K), filed with the Securities Exchange Commission on December 29, 2000.

                                     /s/ Ernst & Young LLP

St. Louis, Missouri
March 14, 2001